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                                                                      EXHIBIT 11

             FRESENIUS MEDICAL CARE HOLDINGS, INC. AND SUBSIDIARIES
        WEIGHTED AVERAGE NUMBER OF SHARES AND EARNINGS USED IN PER SHARE
                                   COMPUTATION
                        (DOLLARS AND SHARES IN THOUSANDS)


                                                                          THREE MONTHS ENDED
                                                                               MARCH 31,
                                                                         --------------------
                                                                          2000         1999
                                                                         -------      -------
The weighted average number of shares of
  Common Stock were as follows ......................................     90,000       90,000
                                                                         =======      =======
Income used in the computation of earnings per share were as follows:


                                                                          THREE MONTHS ENDED
                                                                               MARCH 31,
                                                                         --------------------
CONSOLIDATED                                                              2000         1999
                                                                         -------      -------
Net earnings ........................................................    $23,094      $17,627
Dividends paid on preferred stocks ..................................       (130)        (130)
                                                                         -------      -------
Income used in per share computation of earnings                         $22,964      $17,497
                                                                         =======      =======
Basic and fully dilutive earnings per share .........................    $  0.26      $  0.19
                                                                         =======      =======

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